BYLAWS

                                       OF

                             NETMAXIMIZER.COM, INC.
                        ---------------------------------

                         Incorporated under the laws of

                              the State of Florida



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                                 INDEX TO BYLAWS
                                       OF
                             NETMAXIMIZER.COM, INC.
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ARTICLE I.  MEETINGS OF STOCKHOLDERS..............................................................................1
         Section 1.01  Annual Meeting.............................................................................1
         Section 1.02  Special Meetings...........................................................................1
         Section 1.03  Place......................................................................................1
         Section 1.04  Notice of Meeting..........................................................................1
         Section 1.05  Notice of Adjourned Meetings...............................................................1
         Section 1.06  Record Date................................................................................2
         Section 1.07  Voting List................................................................................2
         Section 1.08  Stockholder Quorum and Voting..............................................................3
         Section 1.09  Voting of Shares...........................................................................4
         Section 1.10  Proxies....................................................................................5
         Section 1.11  Voting Trusts..............................................................................6
         Section 1.12  Stockholders' Agreements...................................................................6
         Section 1.13  Action by Stockholders Without a Meeting...................................................6


ARTICLE II.  DIRECTORS............................................................................................7
         Section 2.01  Function...................................................................................7
         Section 2.02  Qualification..............................................................................7
         Section 2.03  Compensation...............................................................................8
         Section 2.04  Duties of Directors........................................................................8
         Section 2.05  Presumption of Assent......................................................................8
         Section 2.06  Number.....................................................................................8
         Section 2.07  Election and Term of Directors.............................................................9
         Section 2.08  Vacancies on Board.........................................................................9
         Section 2.09  Resignation of Directors...................................................................9
         Section 2.10  Removal of Directors.......................................................................9
         Section 2.11  Quorum and Voting..........................................................................9
         Section 2.12  Director Conflicts of Interest.............................................................9
         Section 2.13  Committees................................................................................10
         Section 2.14  Place of Meetings.........................................................................11
         Section 2.15  Meetings..................................................................................11
         Section 2.16  Action Without a Meeting..................................................................12


ARTICLE III.  OFFICERS...........................................................................................12
         Section 3.01  Officers..................................................................................12
         Section 3.02  Duties....................................................................................12
         Section 3.03  Resignation and Removal of Officers.......................................................13

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         Section 3.04  Compensation..............................................................................13

ARTICLE IV.  STOCK CERTIFICATES..................................................................................13
         Section 4.01  Issuance..................................................................................13
         Section 4.02  Form......................................................................................13
         Section 4.03  Transfer of Stock.........................................................................14
         Section 4.04  Lost, Stolen, or Destroyed Certificates...................................................14


ARTICLE V.  BOOKS AND RECORDS....................................................................................15
         Section 5.01  Corporate Records.........................................................................15
         Section 5.02  Inspection of Records by Stockholders.....................................................16
         Section 5.03  Financial Information.....................................................................17


ARTICLE VI.  DISTRIBUTIONS TO STOCKHOLDERS.......................................................................17


ARTICLE VII.  CORPORATE SEAL.....................................................................................18


ARTICLE VIII.  AMENDMENT.........................................................................................19
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                                     BYLAWS

                                       OF

                             NETMAXIMIZER.COM, INC.
                       -----------------------------------

                       ARTICLE I. MEETINGS OF STOCKHOLDERS

         Section 1.01 Annual Meeting. The annual meeting of the stockholders of this corporation shall be held at the time and place designated by the Board of Directors of the corporation. The annual meeting shall be held within four months after the close of the corporation's fiscal year. The annual meeting of stockholders for any year shall be held no later than thirteen months after the last preceding annual meeting of stockholders. Business transacted at the annual meeting shall include the election of Directors of the corporation.

         Section 1.02 Special Meetings. Special meetings of the stockholders shall be held when directed by the President or the Board of Directors, or when requested in writing by the holders of not less than ten percent (10%) of all the shares entitled to vote at the meeting. A meeting requested by stockholders shall be called for a date not less than ten (10) nor more than sixty (60) days after the request is made, unless the stockholders requesting the meeting designate a later date. The call for the meeting shall be issued by the Secretary, unless the President, Board of Directors, or stockholders requesting the meeting shall designate another person to do so.

         Section 1.03 Place. Meetings of stockholders may be held within or without the State of Florida at a place stated in the notice of the meeting. If no place of meeting is stated in the notice of meeting, the meeting shall be held at the corporation's principal office.

         Section 1.04 Notice of Meeting. Written notice stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten
(10) nor more than sixty (60) days before the meeting, either personally or by first class mail, by or at the direction of the President, the Secretary, or the officer or persons calling the meeting to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the stockholder at his address as it appears on the stock transfer books of the corporation, with postage thereon prepaid.

         Section 1.05 Notice of Adjourned Meetings. When a meeting is adjourned to another time or place, it shall not be necessary to give any notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken, and at the adjourned meeting any business may be transacted that might have been transacted on the original date of the meeting. If, however, after the adjournment the Board of Directors fixes a new record date for the adjourned meeting, notice of the adjourned meeting
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must be given as provided in Section 1.04 hereof to each stockholder of record as of the new record date who are entitled to vote at such meeting.

         Section 1.06 Record Date. For purposes of determining stockholders entitled to notice of a stockholders' meeting, to demand a special meeting, to vote, or to take any other action, the Board of Directors may fix in advance a date as the record date for any such determination; provided, however, that in no event shall a record date fixed by the Board of Directors be more than seventy (70) days before a meeting or action requiring a determination of the stockholders, or a date preceding the date upon which the resolution fixing the record date is adopted.

         If not otherwise fixed by resolution of the Board of Directors, the record date for determining stockholders entitled to demand a special meeting is the date the first stockholder delivers his or her demand to the corporation.

         If not otherwise fixed by the Board of Directors, where no prior action is required by the Board of Directors, the record date for determining stockholders entitled to take action without a meeting is the date the first signed written consent is delivered to the corporation pursuant to Section 1.13 hereof. If a record date has not been fixed by the Board of Directors, but prior action is required by the Board of Directors, the record date for determining stockholders entitled to take action without a meeting is at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

         If not otherwise fixed by the Board of Directors, the record date for determining stockholders entitled to notice of and to vote at an annual or special stockholders' meeting is the close of business on the day before the first notice is delivered to stockholders.

         A determination or a record date pursuant to this Section 1.06 shall be effective for any adjournment of a meeting, unless the Board of Directors fixes a new record date, which it must do if the meeting is adjourned to a date more than one hundred twenty (120) days after the date fixed for the original meeting. In the event that a court of competent jurisdiction orders a meeting adjourned to a date more than one hundred twenty (120) days after the date fixed for the original meeting, such court may provide that the original record date continues in effect or it may fix a new record date.

         Section 1.07 Voting List. After fixing a record date for a meeting, this corporation shall prepare an alphabetical list of the names of all its stockholders who are entitled to notice of a stockholders' meeting arranged by voting group, with the address of, and the number and class and series, if any, of shares held by each such stockholder.

         The list of stockholders shall be available for inspection by any stockholder for a period of ten (10) days prior to the meeting or such shorter time as exists between the record date and the meeting and continuing through the meeting at the corporation's principal office, at a place identified in the meeting notice in the city where the meeting will be held, or at the office of the corporation's transfer agent or registrar. A stockholder or his agent or attorney shall be entitled

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on written demand to inspect the list, subject to the requirements of Section
5.02 hereof, during regular business hours and at such stockholder's expense, during the period the stockholders list is available for inspection under these Bylaws.

         The corporation shall make the list of stockholders available at the stockholders meeting, and any stockholder or his or her agent or attorney is entitled to inspect the list at any time during the meeting or any adjournment of such meeting.

         The list of stockholders shall be prima facie evidence of the identity of the stockholders entitled to examine the list of stockholders or to vote at a meeting of stockholders.

         In the event that there has been a failure to substantially comply with the provisions of this Section 1.07, or if the corporation refuses to allow a stockholder or his or her agent or attorney to inspect the list of stockholders before or at the meeting, the meeting shall be adjourned until such requirements are complied with on the demand of any stockholder in person or by proxy who failed to get such access, or, if such meeting is not adjourned after such demand and such requirements are not complied with, the circuit court of the circuit where the corporation's principal office (or, if not in this state, its registered office) is located, on application of the stockholder, may summarily order the inspection or copying at the corporation's expense and may postpone the meeting for which the list was prepared until the inspection or copying is complete.

         Notwithstanding anything contained in this Section 1.07 to the contrary, refusal or failure to comply with the requirements of this section shall not affect the validity of any action taken at such meeting.

         Section 1.08 Stockholder Quorum and Voting. A majority of the issued and outstanding shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders. When a specified item of business is required to be voted on by a class or series of stock, a majority of the shares of such class or series shall constitute a quorum for the transaction of such item of business by that class or series.

         An amendment to the Articles of Incorporation that adds, changes, or deletes a greater or lesser quorum or voting requirement must meet the same quorum requirements and be adopted by the same vote and voting groups required to take action under the quorum and voting requirements then in effect or proposed to be adopted, whichever is greater; provided, however, that in no event shall a quorum consist of less than one-third (1/3) of the shares entitled to vote.

         If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the stockholders unless otherwise provided by law.

         After a quorum has been established at a stockholders' meeting, the subsequent withdrawal of stockholders so as to reduce the number of shares entitled to vote at the meeting


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below the number required for a quorum, shall not affect the validity of any action taken at the meeting or any adjournment thereof.

         Section 1.09 Voting of Shares. Except as provided by law, each outstanding share, regardless of class, shall entitle the owner thereof to one vote on each matter submitted to a vote at a meeting of stockholders.

         Shares of stock of the corporation are not entitled to vote if they are owned, directly or indirectly, by a second corporation, domestic or foreign, and this corporation owns, directly or indirectly, a majority of the shares entitled to vote for directors of the second corporation.

         The above paragraph does not limit the power of this corporation to vote any shares, including its own shares, held by it in a fiduciary capacity.

         Redeemable shares are not entitled to vote on any matter, and shall not be deemed to be outstanding, after notice of redemption is mailed to the holders thereof and a sum sufficient to redeem such shares has been deposited with a bank, trust company, or other financial institution upon an irrevocable obligation to pay the holders the redemption price upon surrender of the shares.

         Shares standing in the name of another corporation, domestic or foreign, may be voted by the officer, agent, or proxy as the bylaws of the corporate stockholder may prescribe; or, in the absence of any applicable provision, by such person as the Board of Directors of the corporate stockholder may designate. In the absence of any such designation, or in case of conflicting designation by the corporate stockholder, the Chairman of the Board, the President, any Vice President, the Secretary and the Treasurer of the corporate stockholder shall be presumed to be fully authorized to vote such shares.

         Shares held by an administrator, executor, guardian, personal representative, or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by such trustee, either in person or by proxy, but no trustee shall be entitled to vote shares held by such trustee without a transfer of such shares into his name or the name of his nominee.

         Shares held by or under the control of a receiver, a trustee in bankruptcy proceedings, or an assignee for the benefit of creditors may be voted by him without the transfer thereof into his name.

         If a share or shares stand of record in the names of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety, or otherwise, or if two or more persons have the same fiduciary relationship respecting the same shares unless the secretary of the corporation is given notice to the contrary and is furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, then acts with respect to voting have the following effect:


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         (a)      If only one votes, in person or by proxy, his act binds all;

         (b) If more than one vote, in person or by proxy, the act of the majority so voting binds all;

         (c) If more than one vote, in person or by proxy, but the vote is evenly split on any particular matter, each faction is entitled to vote the share or shares in question proportionally;

         (d) If the instrument or order so filed shows that any such tenancy is held in unequal interest, a majority or a vote evenly split for purposes of this subsection shall be a majority or a vote evenly split in interest;

         (e) The principles of this subsection shall apply, insofar as possible, to execution of proxies, waivers, consents, or objections and for the purpose of ascertaining the presence of a quorum.

         Subject to Section 607.0723 of the Florida Statutes nothing herein contained shall prevent trustees or other fiduciaries holding shares registered in the name of a nominee from causing such shares to be voted by such nominee as the trustee or other fiduciary may direct. Such nominee may vote shares as directed by a trustee or other fiduciary without the necessity of transferring the shares to the name of the trustee or other fiduciary.

         Section 1.10 Proxies. A stockholder, other person entitled to vote on behalf of a stockholder pursuant to Section 1.09 above, or a stockholder's attorney-in-fact may vote the stockholder's shares in person or by proxy as provided in this Section 1.10.

         A stockholder may appoint a proxy to vote or otherwise act for him by signing an appointment form, either personally or by his attorney-in-fact. No proxy shall be valid after the expiration of eleven (11) months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable by the stockholder, except where the appointment form conspicuously states that it is irrevocable and the appointment is coupled with an interest. An executed telegram or cablegram appearing to have been transmitted by such person, or a photographic, photostatic, or equivalent reproduction of an appointment form, is a sufficient appointment form.

         The authority of the holder of a proxy to act shall not be revoked by the incapacity or death of the stockholder who executed the proxy unless, before the authority is exercised, notice of such death or incapacity is received by the Secretary of the corporation or other officer or agent authorized to tabulate votes.

         If a proxy for the same shares confers authority upon two or more persons and does not otherwise provide, a majority of them present at the meeting, or if only one is present, then that

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one, may exercise all the powers conferred by the proxy; but, if the proxy holders present at the meeting are equally divided as to the right and matter of voting in any particular case, the voting of such shares shall be prorated.

         If the appointment form expressly provides, any proxy holder may appoint, in writing, a substitute to act in his place.

         Section 1.11 Voting Trusts. One or more stockholders may create a voting trust for the purpose of conferring upon a trustee the right to vote or otherwise act for them by signing an agreement setting forth the provisions of the trust (which may include anything consistent with its purpose) and transferring their shares to the trustee. When a voting trust agreement is signed, the trustee shall prepare a list of the names and addresses of all owners of beneficial interests in the trust, together with the number and class of shares each stockholder transferred to the trust, and deliver copies of the list and agreement to the corporation's principal office. After filing a copy of the list and agreement in the corporation's principal office, such copy shall be open to inspection by any stockholder of the corporation (subject to Section
5.02 hereof) or any beneficiary of the trust under the agreement during business hours.

         Section 1.12 Stockholders' Agreements. Agreements among the stockholders of the corporation and between the corporation and its stockholders may include the following as valid matters of contract; reasonable restrictions upon the transferability or assignment of the shares of stock of the corporation; obligations or first refusal rights to redeem or purchase shares of stock of the corporation prior to a transfer or assignment of such shares and the manner in which stockholders of the corporation will vote their shares of stock in the corporation; provided, however, that such agreements shall be made in accordance with the provisions of Sections 607.0627 and 607.0731 of the Florida Statutes. Copies of any stockholders' agreements between the corporation and its stockholders shall be maintained at the principal office of the corporation and shall be open to inspection by any stockholder of the corporation or any party to the agreement during normal business hours.

         Section 1.13 Action by Stockholders Without a Meeting. Any action required or permitted by law, these Bylaws, or the Articles of Incorporation of this corporation to be taken at an annual or special meeting of stockholders may be taken without a meeting, without prior notice, and without a vote if the action is taken by the holders of outstanding stock of each voting group entitled to vote thereon having not less than the minimum number of votes with respect to each voting group that would be necessary to authorize or take such action at a meeting at which all voting groups and shares entitled to vote thereon were present and voted. In order to be effective the action must be evidenced by one or more written consents describing the action taken, dated and signed by approving stockholders having the requisite number of votes of each voting group entitled to vote thereon, and delivered to the corporation by delivery to its principal office in this state, its principal place of business, the corporate secretary, or another officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. No written consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days of the date of the earliest dated consent delivered

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in the manner required by this Section, written consents signed by the number of holders required to take action is delivered to the corporation by delivery as set forth in this Section.

         Any written consent may be revoked prior to the date that the corporation receives the required number of consents to authorize the proposed action provided that such revocation is in writing and received by the corporation as provided in this Section 1.13.

         The corporation shall, within ten (10) days after obtaining such authorization by written consent, send notice to those stockholders who have not consented in writing or who are not entitled to vote on the action. The notice shall fairly summarize the material features of the authorized action and, if the action be such for which dissenters' rights are provided under law, the notice shall contain a clear statement of the right of stockholders dissenting therefrom to be paid the fair value of their shares upon compliance with further provisions of the law regarding the rights of dissenting stockholders.

         The written consent of the stockholders consenting to an action pursuant to this Section 1.13, or the written reports of inspectors appointed to tabulate such consents, shall be filed with the minutes of proceedings filed with the corporation.


                              ARTICLE II. DIRECTORS

         Section 2.01 Function. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the corporation shall be managed under the direction of, the Board of Directors.

         Section 2.02 Qualification. Directors must be natural persons who are eighteen (18) years of age or older, but need not be residents of the state in which the corporation is organized or stockholders or employees of the corporation.

         Section 2.03 Compensation. The Board of Directors shall have authority to fix the compensation of directors.

         Section 2.04 Duties of Directors. A director shall discharge his duties as a director, including his duties as a member of any committee of the Board of Directors on which he may serve, in good faith, in a manner he reasonably believes to be in the best interests of the corporation, and with the care an ordinarily prudent person in a like position would exercise under similar circumstances.

         In performing his duties, a director shall be entitled to rely on information, opinions, reports or statements, including financial statements and other financial data, in each case prepared or presented by:

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         (a)      one or more officers or employees of the corporation whom the director reasonably believes to be reliable and competent in the matters presented,

         (b) legal counsel, public accountants or other persons as to matters which the director reasonably believes to be within the persons professional or expert competence, or

         (c) A committee of the Board of Directors of which he is not a member if the director reasonably believes the committee merits confidence.

         In discharging his duties, a director may consider such factors as the director deems relevant, including the long-term prospects and interests of the corporation and its stockholders, and the social, economic, legal, or other effects of any action on the employees, suppliers, customers of the corporation or its subsidiaries, the communities and society in which the corporation or its subsidiaries operate, and the economy of the state and the nation.

         A director shall not be considered to be acting in good faith if he has knowledge concerning the matter in question that makes reliance otherwise permitted by this Section unwarranted.

         A director is not liable for any action taken as a director, or any failure to take any action, if he performed the duties of his office in compliance with this Section.

         Section 2.05 Presumption of Assent. A director of the corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless he objects at the beginning of the meeting (or promptly upon his arrival) to the holding of such meeting or transacting specified business at such meeting or such director votes against or abstains from the action taken.

         Section 2.06 Number. This corporation shall have initially one (1) director. Thereafter, the number constituting the entire Board of Directors shall be at least one. Subject to the foregoing limitation and except for the first Board of Directors, such number may be fixed from time to time by action of the stockholders or of the directors, or, if the number is not fixed, the number shall be one.

         Section 2.07 Election and Term of Directors. Each person named in the Articles of Incorporation as a member of the initial Board of Directors shall hold office until the first annual meeting of the stockholders, and until his successor shall have been elected and qualified or until the earlier of his resignation, removal from office or death.

         At the first annual meeting of the stockholders and each annual meeting thereafter, the stockholders shall elect the directors to hold office until the next succeeding annual meeting. Each director shall hold office for the term for which such director is elected until his successor shall have been elected and qualified or until such director's earlier resignation, removal from office or death.


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         Section 2.08 Vacancies on Board. Any vacancy occurring on the Board of
Directors, including a vacancy resulting from an increase in the number of Directors, may be filled by the affirmative vote of a majority of the remaining directors, though less than a quorum of the Board of Directors, or by the stockholders. A vacancy that will occur at a specific later date (by reason of a resignation effective at a later date) may be filled before the vacancy occurs but the new director may not take office until the vacancy occurs.

         Section 2.09 Resignation of Directors. A director may resign at any time by delivering written notice to the Board of Directors or its chairman or to the corporation.

         Section 2.10 Removal of Directors. At a meeting of stockholders called expressly for the purpose of removing one or more directors, any director or the entire Board of Directors may be removed, with or without cause, by a vote of the holders of a majority of the shares then entitled to vote at an election of directors. If a director was elected by a voting group of stockholders, only the stockholders of the voting group may participate in the vote to remove such director.

         Section 2.11 Quorum and Voting. A majority of the number of directors shall constitute a quorum for the transaction of business. The act of a majority of directors present at a meeting at which a quorum exists shall be the act of the Board of Directors.

         Section 2.12 Director Conflicts of Interest. No contract or other transaction between this corporation and one or more of its directors or any other corporation, firm, association or entity in which one or more of its directors are directors or officers or are financially interested, shall be either void or voidable because of such relationship or interest or because such director or directors are present at the meeting of the Board of Directors or a committee thereof which authorizes, approves or ratifies such contract or transaction or because his or their votes are counted for such purposes, provided:

         (a) the fact of such relationship or interest is disclosed or known to the Board of Directors or committee which authorizes, approves or ratifies the contract or transaction by a vote or consent sufficient for the purpose without counting the votes or consents of such interested directors; or

         (b) the fact of such relationship or interest is disclosed or known to the stockholders entitled to vote and they authorize, approve or ratify such contract or transaction by vote or written consent; or

         (c) the contract or transaction is fair and reasonable as to the corporation at the time it is authorized by the Board, a committee or the stockholders.

         Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or a committee thereof which authorizes, approves or ratifies such contract or transaction.

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         A conflict of interest transaction is authorized, approved, or ratified if such conflict of interest transaction receives the vote of a majority of the shares entitled to be counted under this Section. Shares owned by or voted under the control of a director who has a relationship or interest in the transaction may not be counted in a vote of stockholders to determine whether to authorize, approve, or ratify a conflict of interest transaction. The vote of such shares, however, shall be counted in determining whether the transaction is approved for other purposes. A majority of the shares, whether or not present, that are entitled to be counted in a vote on the transaction under this Section constitutes a quorum for the purpose of taking action hereunder.

         Section 2.13 Committees. The Board of Directors, by resolution adopted by a majority of the full Board of Directors, may designate from among its members an executive committee and one or more other committees each of which, to the extent provided in such resolution shall have and may exercise all the authority of the Board of Directors, except that no committee shall have the authority to:

         (a) approve or recommend to stockholders actions or proposals required by law to be approved by stockholders;

         (b) fill vacancies on the Board of Directors or any committee thereof;

         (c)      adopt, amend, or repeal the Bylaws; or

         (d) authorize or approve the issuance or sale or contract for the sale of shares, or determine the designation and relative rights, preferences, and limitations of a voting group except that the Board of Directors may authorize a committee (or a senior executive officer of the corporation) to do so within limits specifically prescribed by the Board of Directors.

         The provisions of these Bylaws governing meetings, notice and quorum and voting requirements of the Board of Directors shall also apply to committees and their members.

         Each committee established pursuant to this Section 2.13 must have two
(2) or more members who serve at the pleasure of the Board of Directors. The Board of Directors, by resolution adopted by a majority of the full Board of Directors, may designate one (1) or more directors as alternate members of any such committee who may act in the place and stead of any absent member or members at any meeting of such committee.

         Section 2.14 Place of Meetings. Regular and special meetings by the Board of Directors may be held within or without the State of Florida.

         Section 2.15 Meetings. Regular meetings of the Board of Directors may be held without notice of the date, time, place, or purpose of the meeting. Written notice of the date, time and

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place of a special meeting of the Board of Directors shall be given to each director at least two (2) days before the meeting.

         Notice of a meeting of the Board of Directors need not be given to any director who signs a waiver of notice either before or after the meeting. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting and waiver of any and all objections to the place of the meeting, the time of the meeting, or the manner in which it has been called or convened, except when a director states, at the beginning of the meeting, or promptly upon arrival at the meeting, any objection to the transaction of business because the meeting is not lawfully called or convened.

         Neither the business to be transacted at, nor the purpose of, any regular special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

         A majority of the directors present, whether or not a quorum exists, may adjourn any meeting of the Board of Directors to another time and place. Notice of any such adjourned meeting shall be given to the Directors who were not present at the time of the adjournment and, unless the time and place of the adjourned meeting are announced at the time of the adjournment, to the other directors.

         Meetings of the Board of Directors may be called by the Chairman of the Board, by the President or by any two (2) directors.

         The Board of Directors may permit any or all directors to participate in a regular or special meeting by, or conduct the meeting through the use of, conference telephone or any means of communication by which all directors participating may simultaneously hear each other during the meeting. A director participating in a meeting by this means is deemed to be present in person at the meeting.

         Section 2.16 Action Without a Meeting. Action required or permitted to be taken at a Board of Directors' meeting or committee meeting may be taken without a meeting if the action is taken by all members of the Board of Directors or of the committee. The action must be evidenced by one or more written consents describing the action taken and signed by each director or committee member.

         Action taken under this Section is effective when the last director signs the consent, unless the consent specifies a different effective date.

         A consent signed under this Section has the effect of a meeting vote and may be described as such in any document.

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                              ARTICLE III. OFFICERS

         Section 3.01 Officers. The officers of the corporation shall consist of a President and a Secretary, and may also consist of one or more Vice Presidents, a Treasurer, one or more Assistant Secretaries or Assistant Treasurers and such other officers as the Board of Directors may from time to time consider necessary for the proper conduct of the business of the corporation. The same person may simultaneously hold more than one office.

         Each officer shall be elected by the Board of Directors. Each such officer (whether elected at an annual meeting of the Board of Directors or to fill a vacancy or otherwise) shall hold his office until the next annual meeting of the Board of Directors and until his successor shall have been elected and qualified, or until his death, resignation or removal.

         Section 3.02 Duties. The officers of this corporation shall have the following duties:

         The President shall be the chief executive officer of the corporation, shall have general and active management of the business and affairs of the corporation subject to the direction of the Board of Directors, and shall preside at all meetings of the stockholders and Board of Directors.

         The Secretary shall have the custody of, and maintain, all of the corporate records except the financial records, shall record the minutes of all meetings of the stockholders and Board of Directors, send all notices of meetings to the proper parties, and perform such other duties as may be prescribed by the Board of Directors or the President.

         The Treasurer shall have custody of all corporate funds and financial records, shall keep full and accurate accounts of receipts and disbursements and render accounts thereof at the annual meetings of the stockholders and whenever else required by the Board of Directors or the President, and shall perform such other duties as may be prescribed by the Board of Directors or the President.

         Section 3.03 Resignation and Removal of Officers. An officer may resign at any time by delivering notice to the corporation. A resignation is effective when the notice is delivered unless the notice specifies a later effective date. If a resignation is made effective at a later date and the corporation accepts the future effective date, the Board of Directors may fill the pending vacancy before the effective date if the Board of Directors provides that the successor does not take office until the effective date.

         The Board of Directors may remove any officer at any time with or without cause.

         The appointment of an officer does not itself create contract rights. An officer's removal does not affect the officer's contract rights, if any, with the corporation. An officer's resignation does not affect the corporation's contract rights, if any, with the officer.


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


         Section 3.04 Compensation. The compensation of the President, Secretary, Treasurer and such other officers elected or appointed by the Board of Directors shall be fixed by the Board of Directors and may be changed from time to time by a majority vote of the Board of Directors. The fact that an officer is also a director shall not preclude such person from receiving compensation as either a director or officer, nor shall it affect the validity of any resolution by the Board of Directors fixing such compensation. The President shall have authority to fix the salaries of all employees of the corporation other than officers elected or appointed by the Board of Directors.


                         ARTICLE IV. STOCK CERTIFICATES

         Section 4.01 Issuance. All shares of the corporation issued to stockholders must be represented by certificates in the form prescribed in
Section 4.02 hereof.

         Section 4.02 Form. Every certificate representing shares issued by the corporation shall state the following:

         (a) the name of the corporation and that it is organized under the laws of the State of Florida;

         (b) the name of the person to whom the stock certificate is issued; and

         (c) the number and class of shares and the designation of the series, if any, the stock certificate represents.

         If the corporation is authorized to issue different classes of shares or different series within a class, the designation, relative rights, preferences, and limitations applicable to each class and the variations and rights, preferences and limitations determined for each series (and for authority of the Board of Directors to determine variations for future series) shall be summarized on the front or back of each certificate. Alternatively, each certificate may state conspicuously on its front or back that the corporation will furnish to the shareholder a full statement of this information on request and without charge.

         Every certificate representing shares issued by the corporation must be signed by the President and the Secretary of the corporation and may bear the corporate seal. In the event any officer who signed a certificate no longer holds office when the certificate is issued, the certificate shall nevertheless be valid.

         Every certificate representing shares which are restricted as to their sale, disposition or other transfers shall conspicuously state on the front or back of the stock certificate that such shares are so restricted and shall set forth or fairly summarize upon the certificate, or shall state that the corporation will furnish to any shareholder upon request and without charge, a full statement of such restrictions.

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

         Section 4.03 Transfer of Stock. The corporation shall register a stock certificate presented to it for transfer if the certificate is properly endorsed by the holder of record or by his or her duly authorized attorney, and the signature of such person has been guaranteed by a commercial bank or trust company or by a member of the New York or American Stock Exchange unless such guaranteed signature requirement is waived by the Board of Directors.

         Section 4.04 Lost, Stolen, or Destroyed Certificates. The corporation shall issue a new stock certificate in the place of any certificate previously issued if the holder of record of the certificate (a) makes proof in affidavit form that such certificate has been lost, destroyed or wrongfully taken; (b) requests the issuance of a new certificate before the corporation has notice that the certificate has been acquired by a purchaser for value in good faith and without notice of any adverse claim; and (c) satisfies any other reasonable requirements imposed by the corporation; including bond in such form as the corporation may direct, to indemnify the corporation, the transfer agent, and registrar against any claim that may be made on account of the alleged loss, destruction or theft of a certificate.


                          ARTICLE V. BOOKS AND RECORDS

         Section 5.01 Corporate Records. This corporation shall keep as permanent records minutes of all meetings of its stockholders and Board of Directors, a record of all actions taken by the stockholders or Board of Directors without a meeting, and a record of all actions taken by a committee of the Board of Directors in place of the Board of Directors on behalf of the corporation. Additionally, the corporation shall maintain accurate accounting records.

         The corporation or its agent shall maintain a record of its stockholders in a form that permits preparation of a list of the names and addresses of all stockholders in alphabetical order by class of shares showing the number and series of shares held by each.

         The corporation shall maintain its records in written form or in another form capable of conversion into written form within a reasonable time.

         The corporation shall keep a copy of the following records:

         (a) its Articles or Restated Articles of Incorporation and all amendments to the Articles or Restated Articles of Incorporation currently in effect;

         (b) its Bylaws or Restated Bylaws and all amendments to the Bylaws or Restated Bylaws currently in effect;

         (c) resolutions adopted by the Board of Directors creating one or more classes or series of shares and fixing their relative rights, preferences, and limitations, if shares issued pursuant to those resolutions are outstanding;


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


         (d) the minutes of all stockholders' meetings and records of all action taken by stockholders without a meeting for the past three (3) years;

         (e) written communications to all stockholders generally or all stockholders of a class or series within the past three (3) years, including the financial statements furnished for the past three (3) years as required under Section 5.03 hereof;

         (f) a list of the names and business street addresses of its current directors and officers; and

         (g) the most recent annual report delivered to the Department of State or required under Section 607.1622 of the Florida Statutes.

         Section 5.02 Inspection of Records by Stockholders. Any stockholder of the corporation is entitled to inspect and copy, during regular business hours at the corporation's principal office, any of the records of the corporation set forth in Section 5.01 above, if such stockholder gives the corporation written notice of his demand at least five (5) business days before the date on which he wishes to inspect and copy such records of the corporation.

         Any stockholder of the corporation is entitled to inspect and copy, during regular business hours at a reasonable location specified by the corporation, the records of the corporation set forth in subsections (a) and (d) below, if the stockholder's demand for inspection is made in good faith and for a proper purpose, the shareholder describes with reasonable particularity his purpose for the records he desires to inspect, the records are directly connected with such purpose and such shareholder gives the corporation written notice of his demand at least five (5) days before the date on which he wishes to inspect and copy such corporate records:

         (a) excerpts from minutes of any meeting of the Board of Directors, records of any action of a committee of the Board of Directors while acting in place of the Board of Directors on behalf of the corporation, minutes of any meeting of the stockholders, and records of action taken by the stockholders or Board of Directors without a meeting, to the extent not subject to inspection under this Section 5.02;

         (b)      accounting records of the corporation;

         (c)      the record of stockholders; and

         (d)      any other books and records of the corporation.

         Any stockholder of this corporation shall be entitled to inspect and copy, during regular business hours at a reasonable location in this state specified by the corporation, a copy of the Bylaws or Restated Bylaws and all amendments to the Bylaws or the Restated Bylaws of the

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
corporation currently in effect and a list of the names and business street addresses of the corporation's current directors and officers if such shareholder gives the corporation written notice of his demand at least fifteen
(15) business days before the date on which he wishes to inspect and copy such corporate records.

         This section does not affect: the right of any stockholder to inspect and copy records under Section 1.07 hereof; the right of a stockholder to inspect and copy records to the same extent as any other litigant if the stockholder is in litigation with the corporation, or the power of a court, to compel the production of corporate records for examination.

         The corporation shall have the right to deny any demand for inspection requiring the stockholder to have a proper purpose to inspect and copy the corporate records, if the stockholder's demand was made for an improper purpose, or if the demanding stockholder has within two (2) years preceding his or her demand sold or offered for sale any list of stockholders of the corporation or any other corporation, has aided or abetted any person in procuring any list of stockholders for any such purpose, or has improperly used any information secured through any prior examination of the records of the corporation or any other corporation.

         For purposes of this section, the term "stockholder" includes a beneficial owner whose shares are held in a voting trust or by a nominee on his behalf.

         For purposes of this section, a "proper purpose" means a purpose reasonably related to such person's interest as a stockholder.

         Section 5.03 Financial Information. The corporation shall furnish to its stockholders annual financial statements which may be consolidated or combined statements of the corporation and one or more of its subsidiaries, as appropriate, that include a balance sheet as of the end of the fiscal year, an income statement for that year, and a statement of cash flows for that year. If financial statements are prepared for the corporation on the basis of generally accepted accounting principles, the annual financial statements must also be prepared on that basis.

         If the annual financial statements of the corporation are reported upon by a public accountant, the public accountant's report must accompany the annual financial statements. If the annual financial statements are not reported upon by a public accountant, the annual financial statements must be accompanied by a statement of the President or the person responsible for the corporation's accounting records:

         (a) stating such person's reasonable belief whether such statements were prepared on the basis of generally accepted accounting principles and, if not, describing the basis of preparation; and


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

         (b) describing in what respects the statements were not prepared on a basis of accounting consistent with the statements prepared for the immediately preceding year.

         The corporation shall mail the annual financial statements to each shareholder within one hundred twenty (120) days after the close of each fiscal year or within such additional time thereafter as is reasonably necessary to enable the corporation to prepare its financial statements if, for reasons beyond the corporation's control, it is unable to prepare its financial statements within the prescribed period. Thereafter, on written request from a shareholder who was not mailed the annual financial statements, the corporation shall mall such shareholder the latest annual financial statements.


                    ARTICLE VI. DISTRIBUTIONS TO STOCKHOLDERS

         The Board of Directors may authorize the corporation to make distributions to its stockholders, provided that following such distribution:

         (a) the corporation will be able to pay its debts as they become due in the usual course of business; or

         (b) the corporation's total assets will be greater than the sum of its total liabilities plus (unless the Articles of Incorporation permit otherwise) the amount that will be needed, if the corporation were to be dissolved at the time of the distribution, to satisfy any preferential rights upon dissolution of stockholders whose preferential rights are superior to those receiving the distribution.

         If the record date is not fixed by the Board of Directors for determining stockholders entitled to a distribution (other than one involving a purchase, redemption, or other acquisition of the corporation's shares), the record date is the date the Board of Directors authorizes the distribution.

         The Board of Directors may base a determination that a distribution may be made as provided in this Article VI either on financial statements prepared on the basis of accounting practices and principles that are reasonable in the circumstances or on a fair valuation or other method that is reasonable in the circumstances. In the case of any distribution based upon such a valuation, each such distribution shall be identified as a distribution based upon a current valuation of assets, and the amount per share paid on the basis of such valuation shall be disclosed to the stockholders concurrent with their receipt of the distribution.

                           ARTICLE VII. CORPORATE SEAL

         A corporate seal shall not be required to be attached to any instrument executed by or on behalf of the corporation unless required by law, but if so required shall be of such shape and

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
have such words thereon as may be described by law or by the Board of Directors. The seal may be used by impressing it or reproducing a facsimile thereof, or otherwise.

                             ARTICLE VIII. AMENDMENT

         This corporation's Board of Directors may amend or repeal the corporation's Bylaws unless:

         (a) the Articles of Incorporation or other provision of law reserves the power to amend the Bylaws generally, or a particular bylaw provision, exclusively to the stockholders; or

         (b) the stockholders, in amending or repealing the Bylaws generally, or a particular bylaw provision, provide expressly that the Board of Directors may not amend or repeal the Bylaws or that bylaw provision.

         Notwithstanding anything contained in these Bylaws to the contrary, the corporation's stockholders may amend or repeal the corporation's Bylaws even though the Bylaws may also be amended or repealed by its Board of Directors.





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